UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2006

EMTEC INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-32789	87-0273300
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

572 Whitehead Road, Bldg. #1 Trenton, NJ 08619

(Address of principal executive offices)

(609) 528-8500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

Adoption of Annual Incentive Plan

On November 3, 2006, the Company approved the Senior Management Annual Incentive Plan (the “Plan”) to pay annual bonuses to certain full-time management employees of the Company and its subsidiaries based on the Company’s achievement of annual performance goals and, if applicable, a participant’s achievement of individual performance goals. The Company’s performance goals for any fiscal year will be based on earnings before interest, taxes, depreciation and amortization (“EBITDA”), earnings per share, business unit or departmental objectives, or some combination of the foregoing, to be determined by the Compensation Committee of the Board of Directors (the “Committee”). Unless the Committee determines otherwise, the Company’s Chief Executive Officer and other members of the Company’s senior management will be eligible to receive a bonus under the Plan, provided they have been employed by the Company for at least six months. The Committee will annually designate a percentage of each participant’s base salary (ranging from 10% to 50%) or dollar amount as such participant’s “bonus opportunity” if target performance is achieved. The threshold, or minimum, bonus that may be earned by a participant is 25% of such participant’s bonus opportunity and the target bonus that may be earned is 100% of such bonus opportunity. No bonuses will be paid unless the performance goals are achieved at the threshold level or above. A straight line sliding scale will be used for calculating the percentage of bonus opportunity earned between the threshold and target levels. Participants may receive additional bonuses if performance exceeds the target level.

Bonuses for 2007 will be based on the Company’s attainment of specified levels of EBITDA and earnings per share. The Committee has approved the following bonus opportunities for 2007 for the following participants:

Name	2007 Bonus Opportunity
Dinesh Desai, Chairman and Chief Executive Officer	50% Base Salary
Brian McAdams, Vice Chairman	30% Base Salary
Stephen Donnelly, Chief Financial Officer	30% Base Salary
Ronald Seitz, President – Northeast and Southeast Operations	50% Base Salary
Keith Grabel, President – Westwood Operations	$75,000

Bonuses earned for fiscal year 2007 will be paid in a combination of cash (70%) and restricted stock (30%), following the Committee’s determination and certification that performance goals were achieved for the fiscal year to participants who remain employed on the date of payment. Restricted Stock awards will be granted under the Company’s 2006 Stock-Based Incentive Compensation Plan (the “Equity Plan”), and will vest on the first anniversary of the date of grant. Subject to the prior approval of the Committee, participants may elect to have all or a portion of the cash bonus paid in immediately vested stock options.

Initial Awards

In connection with the Plan’s implementation, the Committee approved the payment of awards under the Plan on November 3, 2006 to the individuals set forth in the table below. Such awards will be paid in shares of restricted stock to be granted under the Equity Plan in the amounts set forth in the table below. The number of shares were calculated based upon the closing stock price of $1.24 per share of the Company’s common stock on the NASDAQ OTC stock exchange on November 1, 2006.

Name	Restricted Shares
Dinesh Desai, Chairman and Chief Executive Officer	114,919
Brian McAdams, Vice Chairman	80,645
Stephen Donnelly, Chief Financial Officer	43,548

The shares of restricted stock vest in 25% increments over four years from the date of grant, provided that the recipient remains employed by the Company.

Issuance of Non-Qualified Stock Options to Non-Employee Directors

On November 3, 2006, the Committee also approved the grant of non-qualified stock options under the Equity Plan to two non-employee directors in the amounts set forth in the table below. The options are immediately exercisable and expire on November 6, 2016. The options were granted on November 6, 2006 with an exercise price equal to the fair market value of the underlying stock on November 6, 2006, as set forth below.

Name	Number of Shares underlying Options	Exercise Price (per share)
Robert Mannarino, Non-employee director	10,000	$1.24
Greg Chandler, Non-employee director	20,000	$1.24

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EMTEC, INC.

Date: November 9, 2006	By:	/s/	Stephen C. Donnelly
		Name:	Stephen C. Donnelly
		Title:	Chief Financial Officer